                                                       EXHIBIT 23(d)

                         COMMON STOCK PURCHASE AGREEMENT

   THIS COMMON STOCK PURCHASE AGREEMENT is made as of February __, 1996 by and between JOHN A. THORPE ("Thorpe", hereinafter sometimes referred to as "Seller"), and KENNEDY CAPITAL MANAGEMENT, INC., 425 New Ballas Road, St. Louis, MO 63141 (the "Investor") or "Purchaser").

                                    WITNESSETH:

   Thorpe wants to sell, and the Investor wants to purchase One Hundred Forty Nine Thousand Four Hundred and Fifty (149,450) shares of the no par value common stock (the "Shares") of Analytical Surveys, Inc., a Colorado corporation ("ASI" or the "Company") for the consideration and upon the terms and conditions hereinafter set forth.

   NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.  PURCHASE AND SALE

    1.1 SALE AND DELIVERY OF THE SHARES. Subject to the terms and conditions of this Agreement hereinafter set forth, the Investor agrees to purchase at the Closing, and the Seller agrees to sell and deliver to the Investor at the Closing, the Shares at a purchase price of $10.25 per share in cash.

    1.2 CLOSING. The purchase and sale of the Shares shall take place at the offices of Daniel P. Edwards, P.C., 128 S. Tejon, Suite 310, Colorado Springs, CO 80903, at ____ p.m. on February __, 1996, or at such other time and place as the Seller and the Investor mutually agree upon (which time and place are designated the "Closing").

   At the Closing, the Seller shall deliver to the Investor a certificate or certificates, totaling 149,450 shares.

   The Investor shall deliver to Seller at Closing cash or certified funds or wire transfer of funds by means reasonably acceptable to Seller in the amount of $1,531,862.50.

    1.3 PRICE DISCOUNT. Seller acknowledges that he is selling the Shares at a price below the current market value for the Shares quoted on NASDAQ, and agrees that such discount in price is due to the substantial block of shares being sold to Investor.

2.  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

    Investor represents and warrants to the Seller as follows:

    2.1 AUTHORIZATION. When executed and delivered by Investor, this Agreement will constitute the valid and legally binding obligation of Investor.

    2.2 ACCREDITED INVESTOR. Investor is an "accredited investor" as that term is defined in Rule 501(a)(3) promulgated under the 1933
Securities Act.

3.  SECURITIES ACT OF 1933 ("ACT")

    3.1  INVESTMENT REPRESENTATIONS.

         (a) This Agreement is made with Investor in reliance upon its representations to the Seller and to the Company, which by its acceptance hereof Investor hereby confirms, that the Shares to be received will be acquired by the Purchaser for investment for an indefinite period for their own account, and not with a view to the sale or distribution of any part thereof, and that the Purchaser has no present intention of selling or otherwise distributing the same. By executing this Agreement, Investor further represents that to the best of its knowledge the Purchaser does not have any existing contract undertaking, Agreement or arrangement with any person to sell or transfer to such person any of the Shares.

         (b) Investor understands that the 50,000 Shares sold and delivered to Investor by Seller are restricted shares, and are not being registered under the Act on the ground that the sale provided for in this Agreement and the issuance of securities is exempt pursuant to Section 4(2) of the Act and Regulation D thereunder, and that the Seller's reliance on such exemption is predicated on Investor's representations set forth herein.

         (c) Investor acknowledges that in no event can the Purchaser make a disposition of any of the Shares, unless either such Shares are sold by Purchaser pursuant to Rule 144 under the Act, or such Shares shall have been registered under the Act, or Purchaser shall have furnished the Seller with an opinion of counsel reasonably satisfactory to the Seller to the effect that such disposition will not require registration of such securities under the Act under the circumstances of such disposition.

         (d) Investor represents that to the best of its knowledge Purchaser is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions which have been asked by the Investor answered by the Seller and/or by the Company.

         (e) Investor acknowledges that Purchaser understands that if a registration statement covering the Shares under the Act is not in effect when it desires to sell any of the Shares, Purchaser may be required to hold such Shares for an indeterminate period. Investor also acknowledges that it and Purchaser understands that any sale of the Shares which might be made by it in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

         (f) In making its decision to purchase the Shares herein subscribed for, Investor has relied solely upon independent investigations made by Investor or its duly appointed and qualified Purchaser Representative. Investor is not relying on the Seller or the Company, or any person connected with the Seller or the Company with respect to the tax, securities and other economic considerations involved in this investment.

         (g) Investor acknowledges that no representations or warranties have been made to Investor by the Company or any officer, employee, agent, affiliate or any other person connected with the Company except by Seller, on his own behalf, and not on behalf of the Company, as set forth herein.

         (h) Investor acknowledges, represents, agrees and is aware that the representations, warranties, agreements, undertakings and acknowledgments made by Investor in this Agreement are made with the intent that they be relied upon by the Seller in determining Investor's and Purchaser's suitability as a purchaser of the Shares, and shall survive its purchase of the Shares. In addition, Investor undertakes to notify the Seller immediately of any change in any representation, warranty or other information relating to Purchaser set forth herein.

   3.2 LEGENDS. All certificates for the Shares shall bear substantially the following legend:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED BY THE PURCHASER FOR INVESTMENT PURPOSES. SAID SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY ARE SOLD PURSUANT TO RULE 144 OF THE ACT, OR
     (B) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (C) THE TRANSFER AGENT IS PRESENTED WITH A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER."

4.  CONDITIONS TO OBLIGATIONS AT CLOSING.

   The obligations of each party under this Agreement are subject to the representations and warranties of the other party contained herein being true on and as of the Closing, and the other party having performed and complied with all agreements and conditions contained herein required to be performed or complied with by them on or before the Closing.

5.  REGISTRATION RIGHTS.

    Seller covenants and agrees as follows:

    5.1  REQUESTS FOR REGISTRATION

         (a) Investor as Purchaser has requested that a registration statement be filed under the Act for the One Hundred Forty Nine Thousand Four Hundred and Fifty (149,450) Shares acquired by Purchaser hereunder. Seller shall promptly use his best efforts, at his sole expense, not to exceed $15,000, to cause such Shares to be registered under the Act, or such form then available for registraton of such shares. Notification of such request for registration by Purchaser has been given to DETROIT POLICEMEN AND FIREMEN RETIREMENT SYSTEM, and to MONSANTO MASTER TRUST, both of which (the "Previous Purchasers") have also previously purchased ASI stock from Seller pursuant to their respective Common Stock Purchase Agreements dated February 9, 1995 with Seller. Pursuant to their registration rights under those Common Stock Purchase Agreements dated February 9, 1995, the Previous Purchasers have both requested that their respective shares also be registered. Seller has given notice of this registration obligation hereunder to the Company, and has obtained from the Board of Directors of the Company a resolution agreeing to cooperate in such registration, provided that the Company does not incur any expenses by reason of such registration, and is indemnified by Seller, Investor and Purchaser against any such expenses and any liability arising out of such registration.

    5.3 OBLIGATIONS OF SELLER. Seller shall use his best efforts to effect the registration of any Shares, which Seller has been requested to register pursuant to Section 5.1 above, and shall as expeditiously as reasonably possible:

         (a) Cause to be prepared and filed with the Securities and Exchange Commission (the "SEC") a Registration Statement with respect to such Shares, and use his best efforts to cause such Registration Statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so-called "shelf registration"), Seller shall in no event be obligated to cause any such registration to remain effective for more than one hundred and eighty
(180) days.

         (b) Cause to be prepared and filed with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to permit the disposition of all securities covered by such Registration Statement.

         (c) Cause to be furnished to Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Investor may reasonably request in order to facilitate the disposition of Shares owned by it.

         (d) Use his best efforts to cause to be registered and qualified the securities covered by such Registration Statement under the securities or Blue Sky laws of Colorado, and of the state in which Purchaser has its primary place of business; provided, that the Company shall not be required in connection with any such blue sky registration or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

   5.3 FURNISH INFORMATION. It shall be a condition precedent to the obligations of Seller to take any action pursuant to this Section 5 that Purchaser(s) shall furnish to Seller such information regarding Purchaser(s), the shares held by Purchaser(s), and the intended method of disposition thereof as Seller shall reasonably request and as shall be required in connection with the action to be taken by Seller.

   5.4 EXPENSES OF REGISTRATION. All expenses incurred in connection with the Registration of Investor's Shares required pursuant to Subparagraph 5.1 or 5.2, including without limitation all registration and qualification fees, printing and accounting fees, and fees and disbursements of counsel for the Company, underwriting discounts and commissions (the "Registration Expenses") shall be borne by Seller; provided, however, that Purchaser(s) shall pay any Registration Expenses exceeding $15,000; and provided, further that Seller shall not be required to pay for any expense incurred on account of any registration proceeding if the registration statement is withdrawn at the request of Purchaser(s), unless Purchaser(s) shall agree to forfeit its further right to registration.

    5.5 INDEMNIFICATION. With respect to Purchaser's(s') Shares included in a Registration Statement under this Section 5:

         (a) To the extent permitted by law, Seller will indemnify and hold harmless Purchaser(s) against any losses, claims, damages or liabilities, joint or several, to which Purchaser(s) may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein, or allegedly necessary to make the statements therein not misleading; and will reimburse Purchaser(s) for any legal or other expenses reasonably incurred by Purchaser(s) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity Agreement contained in this Subparagraph 5.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Investor.

         (b) To the extent permitted by law, Purchaser(s) will indemnify and hold harmless both Seller and the Company, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls the Company within the meaning of the Act, and any underwriter for the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by Purchaser(s) expressly for use in connection with such registration; and Investor will reimburse any legal or other expenses reasonably incurred by Seller, by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there were material misstatements or omissions.

         (c) Promptly after receipt by an indemnified party under this Subparagraph 5.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subparagraph 5.5, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability to defend such action, shall relieve such indemnifying party under this Subparagraph 5.5, but the omission so to notify the indemnifying party will not relieve such party of any liability which such party may have to any indemnified party otherwise other than under this Subparagraph 5.5.

         (d) If recovery is not available under the foregoing indemnification provisions of this paragraph, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement of omission, and any other equitable considerations appropriate under the circumstances; provided that in no event will Purchaser(s) be required to contribute an amount in excess of the original cost to Purchaser(s) of Purchaser's(s') shares included in that offering.

     5.6 REPORTS UNDER THE SECURITIES EXCHANGE ACT OF 1934. With a view to making available to Purchaser the benefits of Rule 144 or any successor rule promulgated under the Act, Seller agrees to use his best efforts to cause the Company (i) to file with the SEC in a timely manner all reports and other documents required to filed by an issuer of securities registered under the Act or the Securities Exchange Act of 1934, as amended, (ii) to maintain in effect the registration of its Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended, and (iii) so long as Investor owns any of the Shares, to furnish in writing upon Investor's request the following information: (A) the Company's name, address and telephone number,
(B) the Company's Internal Revenue Service identification number, (C) the Company's SEC file number, (D) the number of shares of Common Stock outstanding as shown by the most recent report or statement published by the Company, (E) the average weekly volume of trading in such shares reported on all national securities exchanges during the four calendar weeks preceding the date of receipt of request by the Holder, (F) whether the Company has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding twelve months, and (G) to take such other action or provide such other information to Investor as may be reasonably required to allow Investor to comply with Rule 144.

    5.7 TRANSFER OF REGISTRATION RIGHTS. No transfer of the Purchaser's(s') Registration Rights hereunder shall be permitted, except with the express written consent of both Seller and the Company.

6.  MISCELLANEOUS

         6.1 AGREEMENT IS ENTIRE CONTRACT. Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties hereto concerning the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous Agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, expressly including the Purchaser. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         6.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Colorado.

         6.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.4 TITLE AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience and are not to be considered in construing this Agreement.

         6.5 NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, addressed to a party at its address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

         6.6 FINDER'S FEE. Both parties acknowledge that a finder's fee is being paid by Seller to Schneider Securities, Inc., 108 E. St. Vrain, Suite 14, Colorado Springs, CO 80903 as follows:
__________________________________ Except for such finder's fee, each party hereto represents that it is not, and will not be, obligated for any finder's fee or commission payable in cash in connecton with this transaction.

   Investor hereby agrees to indemnify and to hold harmless Seller and the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its employees or representatives is responsible.

   Seller agrees to indemnify and hold harmless Investor from any liability for any commission and compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         6.7 SURVIVAL OF WARRANTIES. The warranties and representations of the Seller and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder.

   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                     SELLER:



                                     /S/ JOHN A. THORPE
                                     ---------------------------------
                                     JOHN A. THORPE
                                     Address:
                                       1935 Jamboree Drive
                                       Colorado Springs, CO 80920

                                     INVESTOR:

                                     KENNEDY CAPITAL MANAGEMENT, INC.


                                     By:
                                         -----------------------------
                                         Title:
                                                 ---------------------
                                       Address:  425 New Ballas Road
                                                 St. Louis, MO 63141